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Exhibit 10.724

NOVARTIS AG

WRITTEN CONSENT AND APPROVAL

Effective as of May 18, 2001

AMENDMENT TO GOVERNANCE AGREEMENT

        WHEREAS, Section 2.04 (a)(iv) of that certain Governance Agreement dated as of November 20, 1994 between Chiron Corporation ("Chiron" or the "Company") and Novartis AG, requires the approval of Novartis to change the size of the composition of any committee of the Board of Directors of Chiron;

        WHEREAS, the Stock Option Plan Administration Committee (the "Committee") of the Board of Directors of Chiron currently is composed of two Management Directors on Chiron's Board, Séan P. Lance and Lewis T. Williams, in accordance with Section 2.03(b)(v) of the Governance Agreement;

        WHEREAS, Dr. Williams has indicated that he will not stand for re-election as a Director at the Annual Stockholders Meeting in May, and will not continue to serve as a member on the Committee;

        WHEREAS, Management of Chiron has recommended that it would be in the best interests of the Company to amend Section 2.03(b)(v) of the Governance Agreement to reduce the number of members on the Committee from two to one;

        NOW, THEREFORE, BE IT RESOLVED, that Section 2.03(b)(v) of the Governance Agreement be amended to reduce the number of Management Directors who comprise the members of the Committee from two (2) to one (1), until such time as the composition of the Committee is otherwise changed in a manner consistent with the Governance Agreement by the Board of Directors, with such change to be effective as of May 18, 2001, subject to Novartis' concurrence;

        RESOLVED FURTHER, that Seán P. Lance, who currently serves as the second Management Director and a member of the Committee, continue to serve as the sole Management Director member of the Committee until his successor is duly elected or qualified;

        IN CONSIDERATION OF THE FOREGOING, Novartis AG hereby approves the reduction in size of the members of the Stock Option Plan Administration Committee of Chiron's Board of Directors and corresponding amendment of the Governance Agreement with Chiron, effective as of May 18, 2001.

NOVARTIS AG

By:	/s/ GEORGE MILLER
Its:	G. Miller Deputy General Counsel

By:	/s/ H. GUT
Its:	HERBERT GUT Authorized Signatory

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NOVARTIS AG WRITTEN CONSENT AND APPROVAL Effective as of May 18, 2001